                                                                     Exhibit 12.
                                                                     -----------


               GREEN TREE FINANCIAL CORPORATION AND SUBSIDIARIES
               -------------------------------------------------

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
               -------------------------------------------------

                                             Three months
                                                 ended
                                            March 31, 1995
                                            ---------------
                                              (unaudited)

  Earnings:
     Earnings before income taxes              $81,821,000

  Fixed charges:
     Interest                                   10,438,000
     One-third rent                                416,000
                                               -----------
                                                10,854,000
                                               -----------
                                               $92,675,000
                                               ===========

  Fixed charges:
     Interest                                  $10,438,000
     One-third rent                                416,000
                                               -----------
                                               $10,854,000
                                               ===========

  Ratio of earnings to fixed charges (1)              8.54
                                                      ====

  (1) For purposes of computing the ratio, earnings consist of earnings before income taxes plus fixed charges.

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